Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) OF THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK "[***]".

EXECUTION VERSION

Amendment No. 1

to the

RESEARCH Collaboration Agreement

This Amendment No. 1 to the Research Collaboration Agreement (the “Amendment”) is entered into as of May 4, 2022 (“Amendment Effective Date”) by and between Nkarta, Inc. (“Nkarta”) and CRISPR Therapeutics AG (“CRISPR”). Nkarta and CRISPR each may be referred to herein individually as a “Party” or collectively as the “Parties.” This Amendment amends the Research Collaboration Agreement, entered into as of May 5, 2021, between Nkarta and CRISPR, as supplemented (the “Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the Parties desire to amend and restate Section 2.10 – Transfer of Materials and Section 4.3.1 – Nomination;

NOW, THEREFORE, in consideration of the respective covenants and agreements set forth herein, the Parties hereto agree as follows:

1.

Amendments

a.
Transfer of Materials. Section 2.10 in the Agreement is hereby amended and restated as set forth below.

“Transfer of Materials.

2.10.1 Collaboration Products. To facilitate the conduct of Research Activities with respect to Collaboration Products, each Party will provide any Materials required by the applicable Research Plan to be transferred to the other Party, and each Party may provide to the other Party certain other Materials. Except as otherwise expressly set forth herein, all Materials (including any progeny, unmodified derivatives and modifications thereof, other than any such progeny, unmodified derivatives and modifications that become Collaboration Products) (i) will remain the sole property of the supplying Party, (ii) will be used only in the fulfillment of the receiving Party’s obligations or exercise of rights under this Agreement for such Research Activities with respect to Collaboration Products, (iii) will

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remain solely under the control of the receiving Party, (iv) will not be used or delivered by the receiving Party to or for the benefit of any Third Party (other than a Subcontractor as provided in Section 2.8) without the prior written consent of the supplying Party, and, (v) will not be used in research or testing involving human subjects, unless expressly agreed in writing. For the avoidance of doubt, all costs and expenses incurred pursuant to this subsection (a) with respect to transfer of Materials including the cost of Materials shall be [***].

2.10.2 Nkarta Products. From time to time, to facilitate the conduct of Research Activities with respect to Nkarta Products and as set forth in the applicable Research Plan, CRISPR will provide Materials to Nkarta at Nkarta’s request. Except as otherwise expressly set forth herein, all Materials (including any progeny, unmodified derivatives and modifications thereof, other than any such progeny, unmodified derivatives and modifications that become Collaboration Products) provided under this subsection (b) (a) will remain the sole property of CRISPR, (ii) will be used only in the fulfillment of Nkarta’s obligations or exercise of rights under this Agreement for such Research Activities (for clarity, including non-clinical IND-enabling studies), with respect to Nkarta Products, (c) will remain solely under the control of Nkarta (or, as applicable, an Nkarta Product Sublicensee in accordance with Section 8.1.3), (d) will not be used or delivered by Nkarta to or for the benefit of any Third Party (other than a Subcontractor as provided in Section 2.8 or Nkarta Product Sublicensee as provided in Section 8.1.3) without the prior written consent of CRISPR, and, (e) will not be used in research or testing involving human subjects, unless expressly agreed in writing. For the avoidance of doubt, all costs and expenses incurred by CRISPR pursuant to this subsection (b) with respect to transfer of Materials, including the cost of Materials, shall be [***].”

2.10.3 “As Is” Status. Subject to Sections 11.1 and 11.2, as applicable, all Materials supplied under this Section 2.10 are supplied “as is”, with no warranties of fitness for a particular purpose and must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known.”

b.
Nomination. Section 4.3.1 in the Agreement is hereby amended and restated as set forth below.

“4.3.1 Nomination. Nkarta may provide written notice to CRISPR, nominating a gene editing target to be an Additional Gene-Edited Target (each, a “Nominated Target”), pursuant to the following schedule: [***]. If the Nominated Target is [***], then such Nominated Target shall be designated as an Additional Gene-Editing Target Verified by the Third Party Gatekeeper in accordance with Section 4.3.2.”

2.

MISCELLANEOUS

1.1
Effect of Amendment. This Amendment shall not be deemed to be an amendment to any other terms and conditions of the Agreement. Except as expressly amended by this Amendment, the Agreement remains unchanged and in full force and effect.

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1.2
Counterparts. This Amendment may be executed in one or more counterparts, each of which will be an original and all of which will constitute together the same document. Counterparts may be signed and delivered by facsimile or digital transmission (.pdf), each of which will be binding when received by the applicable Party.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their representatives thereunto duly authorized as of the Amendment Effective Date.

NKARTA, INC.	CRISPR THERAPEUTICS AG
By: /s/ Nadir Mahmood	By: /s/ Rodger Novak
Name: Nadir Mahmood Title: Chief Financial and Business Officer	Name: Rodger Novak Title: President

[Signature Page to Amendment No. 1]

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